                      FILED PURSUANT TO RULE 424 (b) (5):
                               FILE NO. 33-65293

     PRICING SUPPLEMENT NO. 13 DATED NOVEMBER 8, 1999 (TO PROSPECTUS SUPPLEMENT DATED MAY 19, 1997 AND PROSPECTUS DATED MAY 19, 1997).


                                  XTRA, INC.



                          SERIES C MEDIUM-TERM NOTES



                         DUE FROM 9 MONTHS TO 30 YEARS
                              FROM DATE OF ISSUE



                           GUARANTEED AS TO PAYMENT
                            OF PRINCIPAL, PREMIUM,
                            IF ANY, AND INTEREST BY



                               XTRA CORPORATION

                       --------------------------------



ORIGINAL ISSUE DATE:                November 10, 1999

PRINCIPAL AMOUNT:                   $25,000,000.00

BOOK ENTRY:                         DTC   CUSIP# 98413T DP 3

CERTIFICATED:                       N/A

INTEREST RATE (IF FIXED RATE):      6.50%

STATED MATURITY:                    October 25, 2000

ISSUE PRICE (AS A PERCENTAGE OF PRINCIPAL AMOUNT):         99.647

SELLING AGENT'S COMMISSION (%):     N/A

PURCHASING AGENT'S DISCOUNT OR COMMISSION (%):             N/A

NET PROCEEDS TO THE COMPANY (%):    $24,911,750.00

INITIAL REDEMPTION DATE (IF ANY):   N/A

REDEMPTION PRICES:                  N/A

INTEREST PAYMENT DATES:    Payable on Stated Maturity

REGULAR RECORD DATES:      on Stated Maturity

FLOATING RATE NOTES:

     INTEREST RATE BASIS (IF FLOATING):

                     COMMERCIAL PAPER
           ----------
                     PRIME RATE
           ----------
                     LIBOR
           ----------
                     TREASURY RATE
           ----------
                     CD RATE
           ----------
                     FEDERAL FUNDS RATE
           ----------
                     OTHER
           ----------


           INDEX MATURITY:

           SPREAD:

           SPREAD MULTIPLIER:

           MAXIMUM INTEREST RATE:

           MINIMUM INTEREST RATE:

           INTEREST RESET DATE:

           INITIAL INTEREST RATE:

           INTEREST DETERMINATION DATE (S):

           CALCULATION DATE (S):

           CALCULATION AGENT:


USE OF PROCEEDS:


          THE PROCEEDS OF THE NOTE WILL BE USED TO REPAY IN PART OUTSTANDING SHORT-TERM COMMERCIAL PAPER OBLIGATIONS, SUPPORTED BY A REVOLVING CREDIT AND TERM LOAN AGREEMENT WITH BANK OF AMERICA, NATIONAL TRUST AND SAVINGS ASSOCIATION, AS AGENT. THE MATURITY DATE OF THE REVOLVING PERIOD UNDER THE REVOLVING CREDIT AGREEMENT IS JUNE 30, 2001, WITH FINAL MATURITY OF THE TERM PERIOD ON JUNE 30, 2006. THE CURRENT INTEREST RATE ON BORROWINGS TO BE REPAID IS 5.63%. BORROWINGS BEING REPAID WILL BE USED TO FINANCE CAPITAL EXPENDITURES AND GENERAL WORKING CAPITAL NEEDS.


CLARIFICATION:


          THE SECOND SUPPLEMENTAL INDENTURE REFERRED TO IN THE PROSPECTUS SUPPLEMENT DATED AS OF MAY 19, 1997 AMONG XTRA, INC., XTRA CORPORATION, AS GUARANTOR, AND STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE, IS DATED AS OF MAY 16, 1997.